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                                                                     EXHIBIT 8.1
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                                 March 9, 2000


Metris Receivables, Inc.
600 South Highway 169
Suite 300
St. Louis Park, Minnesota  55426

          Re:  Metris Master Trust
               Asset Backed Securities
               Metris Receivables, Inc. (Transferor)
               Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel for Metris Receivables, Inc., a Delaware corporation (the "Transferor"), in connection with the Registration Statement on Form S-3 which was filed on April 9, 1999 and Amendment No. 1 to the Registration Statement on Form S-3 which was filed on May 28, 1999 (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of Asset Backed Securities (collectively, the "Securities"), each such Series representing an undivided interest in Metris Master Trust (the "Trust"). Each Series of Securities will be issued pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of July 30, 1998 (the "Pooling and Servicing Agreement"). The Pooling and Servicing Agreement and the Series Supplements relating to Series of Securities issued by the Trust have been incorporated by reference in the Registration Statement. The form of Series Supplement relating to Series of Securities to be issued by the Trust has been filed as Exhibit 4(b) to the Registration Statement.

     We hereby confirm that the statements set forth in the prospectus relating to the Securities (the "Prospectus"), filed pursuant to Rule 424(b)(5) on March 9, 2000 and forming a part of the Registration Statement, under the heading "Income Tax Matters" and the statements set forth in the prospectus supplement thereto and filed therewith, also relating to the Securities ("Prospectus Supplement") and forming a part of the Registration Statement, under the heading "Structural Summary-Income Tax Status of Class A, Class B and Metris Master Trust" have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby confirm our opinions set forth under such headings.
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Metris Receivables, Inc.
March 9, 2000
Page 2

     We note that the Prospectus and Prospectus Supplement relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences and opinions may, under certain circumstances, require modification in the context of a subsequent transaction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the caption "Income Tax Matters" in the Prospectus and "Structural Summary-Income Tax Status of Class A, Class B and Metris Master Trust" in the Prospectus Supplement. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,

                              /s/ Orrick, Herrington & Sutcliffe LLP

                              ORRICK, HERRINGTON & SUTCLIFFE LLP